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EXHIBIT 23.2


                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

Biomerica, Inc. and Subsidiaries
Newport Beach, California

We hereby consent to the incorporation by reference, in the previously filed Registration Statements on Form S-8 (Nos. 333-33494, 333-00159 and 033-47054) of Biomerica, Inc. and Subsidiaries, of our report dated August 11, 2006, relating to the consolidated financial statements as of May 31, 2006 and for the years ended May 31, 2006 and 2005, which appears in this Form 10-KSB. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ PKF
Certified Public Accountants
A Professional Corporation

San Diego, CA
August 28, 2006